UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: September 21, 2005

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 000-32261

Texas	76-0362774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 200

Houston, Texas 77027

(Address of principal executive offices)

(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 — Completion of Acquisition or Disposition of Assets.

On September 21, 2005, ATP Oil & Gas Corporation (the “Company”) acquired all of BP Exploration & Production Inc.’s (“BP”) 55% working interest in four federal oil and gas leases covering Mississippi Canyon Blocks 173/217 and Desoto Canyon Blocks 133/177, offshore Gulf of Mexico, an oil and gas discovery area named “King’s Peak.” ATP will operate this field which includes two producing subsea wells, in addition to proved undeveloped, probable and possible reserves, and all of BP’s interest (19.25%) in the Canyon Express Pipeline System (“CEPS”). CEPS is a 56 mile pipeline system operated by TotalFinaElf that gathers production from King’s Peak and two other fields. Consideration paid in cash at closing, after closing adjustments, was $18.6 million.

Item 9.01 — Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The Company is currently evaluating whether the property acquisition described in this report will require the filing of financial statements of the acquired properties under Rule 3-05(b) of Regulation S-X. To the extent financial statements are required, the Company expects to file such financial statements in an amendment to this report no later than 71 calendar days after the date this report is filed.

(b)	Pro Forma Financial Information

The Company is currently evaluating whether the property acquisition described in this report will require the filing of pro forma financial information under Article 11 of Regulation S-X. To the extent pro forma financial information is required, the Company expects to furnish such pro forma financial information in an amendment to this report no later than 71 calendar days after the date this report is filed.

(c)	Exhibits

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and thereunto duly authorized.

ATP Oil & Gas Corporation

Date: September 27, 2005	By:	/s/ Albert L. Reese, Jr.
Albert L. Reese, Jr.
Chief Financial Officer

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